UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 26, 2008
(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On August 29, 2008, Steven Madden, Ltd. (the “Company”) issued a press release (the “Press Release”), pursuant to Nasdaq Marketplace Rule 4803(a), announcing that due to the resignation of Walter Yetnikoff on August 11, 2008 as a member of the Company’s Board of Directors (the “Board”) and Audit Committee of the Board, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) on August 26, 2008 indicating that the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Marketplace Rule 4350.

          Nasdaq has provided the Company with a cure period to regain compliance until the earlier of the Company’s next annual shareholders’ meeting or August 8, 2009; provided, however, that if the Company holds its annual shareholders’ meeting before February 4, 2009, it must evidence compliance by February 4, 2009. The Company is undertaking a search for a suitable candidate to serve as an independent director and independent audit committee member, and fully expects to regain compliance prior to the end of the cure period.

          A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release, dated August 29, 2008, issued by Steven Madden, Ltd.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2008

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld

Edward R. Rosenfeld
Chief Executive Officer